EXHIBIT I

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly on behalf of each of them pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

SIGNATURE

After reasonable inquiry and to the best of the undersigned’s knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct.

DATE: February 13, 2004

BRENTWOOD ASSOCIATES VIII, L.P., a Delaware limited partnership

	By:	Brentwood VIII Ventures LLC, a Delaware limited liability company Its: General Partner

		By:	/s/ G. Bradford Jones G. Bradford Jones Managing Member

BRENTWOOD AFFILIATES FUND II, L.P., a Delaware limited partnership

	By:	Brentwood VIII Ventures LLC, a Delaware limited liability company Its: General Partner

		By:	/s/ G. Bradford Jones G. Bradford Jones Managing Member

BRENTWOOD VIII VENTURES LLC, a Delaware limited liability company

	By:	/s/ G. Bradford Jones G. Bradford Jones Managing Member

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